April 26, 2007



First Trust Exchange-Traded AlphaDEX(TM) Fund
1001 Warrenville Road, Suite 300
Lisle, Illinois 60532

Chapman and Cutler LLP
111 West Monroe Street
Chicago, IL 60603

        Re:    First Trust Exchange-Traded AlphaDEX(TM) Fund

Ladies and Gentlemen:

        We have acted as special Massachusetts counsel to First Trust Exchange-Traded AlphaDEX(TM) Fund (the "Trust") on behalf of the following series: First Trust Large Cap Core AlphaDEX(TM) Fund, First Trust Mid Cap Core AlphaDEX(TM) Fund, First Trust Small Cap Core AlphaDEX(TM) Fund, First Trust Large Cap Value Opportunities AlphaDEX(TM) Fund, First Trust Large Cap Growth Opportunities AlphaDEX(TM) Fund, First Trust Multi Cap Value AlphaDEX(TM) Fund, First Trust Multi Cap Growth AlphaDEX(TM) Fund, First Trust Consumer Discretionary AlphaDEX(TM) Fund, First Trust Consumer Staples AlphaDEX(TM) Fund, First Trust Energy AlphaDEX(TM) Fund, First Trust Financials AlphaDEX(TM) Fund, First Trust Health Care AlphaDEX(TM) Fund, First Trust Industrials AlphaDEX(TM) Fund, First Trust Materials AlphaDEX(TM) Fund, First Trust Technology AlphaDEX(TM) Fund, and First Trust Utilities AlphaDEX(TM) Fund (each, a "Fund" and collectively, the "Funds") in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about April 26, 2007 (as so amended, the "Registration Statement") with respect each Fund's shares of beneficial interest, par value $.01 per share (the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Registration Statement.

        In connection with the furnishing of this opinion, we have examined the following documents:

               (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

               (b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust dated as of December 6, 2006 (the "Declaration");


First Trust Exchange-Traded AlphaDEX(TM) Fund
Chapman and Cutler LLP
April 26, 2007
Page 2 of 3

               (c) a copy of the Trust's Desgination of Series effective as of December 6, 2006 and attached as Schedule A to the Declaration (the "Designation");

               (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on December 11, 2006 (the "Resolutions"); and

               (e) a printer's proof received on April 18, 2007 of the Registration Statement.

        In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (e) above. We have further assumed that the Trust's Declaration, Designation, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

        This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

        As to any opinion below relating to the due formation or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

        This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

        We understand that all of the foregoing assumptions and limitations are acceptable to you.

        Based upon and subject to the foregoing, please be advised that it is our opinion that:

        1. The Trust has been duly formed and is existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

        2. The Shares, when issued and sold in accordance with the Trust's Declaration, Designation and By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

        This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to


First Trust Exchange-Traded AlphaDEX(TM) Fund
Chapman and Cutler LLP
April 26, 2007
Page 3 of 3


your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    BINGHAM McCUTCHEN LLP